Consent of Independent Auditors





The Board of Trustees and Shareholders
Aetna GET Fund, Series C:

We consent to the use of our report incorporated herein by reference.


                         /s/  KPMG Peat Marwick LLP
                         ----------------------------------------
                              KPMG Peat Marwick LLP



Hartford, Connecticut
February 25, 1997